[SEAL]

                            ARTICLES OF INCORPORATION
                                       OF
                              ENVIROKARE TECH, INC.


KNOW ALL MEN BY THESE PRESENTS:


     That we the undersigned, have this day voluntarily associated ourselves together for the purposes of forming a corporation under the laws of the State of Nevada and we do hereby certify;


                                       I.

     The name of this corporation is ENVIROKARE TECH, INC.


                                       II.

     The resident agent of said corporation shall be Pacific Corporate Services, Inc, 7631 Bermuda Road, Las Vegas NV 89123 and such other offices as may be determined by the By-Laws in and outside of the State of Nevada.

                                      III.

     The objects to be transacted, business and pursuit and nature of the business, promoted or carried on by this corporation are and shall continue to be engaged in any lawful activity except banking or insurance.

                                       IV.

     The members of the governing board shall be styled Directors and the first Board of Directors shall consist of one (1). The number of stockholders of said corporation shall consist of one (1). The number of directors and stockholders of this corporation may, from time to time, be increased or decreased by an amendment to the By-Laws of this Corporation in that regard, and without the necessity of amending these Articles of Incorporation. The names and addresses of the first Board of Directors and of the incorporators signing these Articles are as follows:

              Kathy Whyte                        16688-102 Avenue
                                                 Surrey BC CANADA V4N 4X2


                                       V.

     The Corporation is to have perpetual existence.


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                                       VI.

     The total authorized capitalization of this Corporation shall be and is the sum of 200,000,000 shares of Common Stock at $.00l par value, said stock to carry full voting power and the said shares shall be issued fully paid at such time as the Board of Directors may designate, in exchange for cash, property, or services, the stock of other corporations or other values, rights or things, and the judgment of the Board of Directors as to the value thereof shall be conclusive.


                                      VII.


        The capital stock shall be and remain non-assessable. The private property of the stockholders shall not be liable for the debts or liabilities of the Corporation.

IN WITNESS WHEREOF, 1 have set my hand this 12 day of June, 1998.

                                       /s/ Kathy Whyte
                                       ------------------------
                                       Kathy Whyte


COUNTY OF                      )
                               )
PROVINCE OF BRITISH COLUMBIA   )

     On this 12 day of June, 1998, before me a notary public in and for said county and state, personally appeared Kathy Whyte, known to me to be the person whose name is subscribed to the foregoing instrument, and she duly acknowledged to me that she executed the same for the purpose therein mentioned.
     IN WITNESS WHEREOF, I have set my hand and offered by official seal in said County and State the day and year in this Certificate first above written.

                                       /s/ Jeffrey P. Andrews
                                       -----------------------------
                                       Notary Public

                                                      JEFFREY  P. ANDREWS
                                                      Barrister & Solicitor
                                                      10325- 150th Street
                                                      Surrey, B.C. V3R 481
                                                      Telephone: 588-6844

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                                                  ------------------------------
                                                         STATE OF NEVADA

                                                       Secretary of State

                                                  I hereby  certify that this is
                                                  a true  and  complete  copy of
                                                  the  document as filed in this
                                                  office


                                                            JUN 15 `98

                                                            DEAN HELLER
                                                       Secretary of State

                                                        BY /s/ DEAN HELLER
                                                  ------------------------------

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